Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces First Quarter Fiscal 2024 Results

Disciplined cost control measures and reduced capital expenditures aided cash generation

Business remains well positioned for apparel demand recovery

GREENSBORO, N.C., November 1, 2023 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first fiscal quarter ended October 1, 2023.

First Quarter Fiscal 2024 Overview

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Operating activities provided cash of $7.1 million and, primarily in combination with lower capital expenditure levels, generated a $4.6 million increase in cash.
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Debt principal was $141.5 million and Net Debt was $90.0 million at October 1, 2023, compared to $140.9 million of debt principal and Net Debt of $93.9 million at July 2, 2023.
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Net sales were $138.8 million, a decrease of 22.7% from the first quarter of fiscal 2023, primarily due to weak apparel demand from brands and retailers.
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Revenues from REPREVE Fiber products were $42.5 million and represented 31% of net sales, a sequential-quarter and year-over-year increase as a percentage of net sales.
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Gross loss was $0.6 million, gross margin was (0.4)%, and each was adversely impacted by lower apparel demand.
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Net loss was $13.3 million, or ($0.73) per share. Adjusted EBITDA was ($4.8) million.

Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Eddie Ingle, Chief Executive Officer of Unifi, Inc. said, “Our performance in the first quarter of fiscal 2024 reflects a continuation of the weak demand and depressed ordering patterns impacting the apparel industry and its supply chains. Given the current challenges facing the industry, our customers have continued to take a cautious approach to placing new orders as they work through existing inventory levels and monitor consumer activity. Such inventory appears to be approaching pre-pandemic levels, giving us confidence that we may soon experience improved order flow. Despite the difficult environment, our disciplined cost control measures enabled us to generate solid cash flows during the quarter and reduce net debt."

Ingle continued, "We are encouraged by several opportunities to further diversify the business beyond apparel and leverage the market share gains in North America that we expect to see in the next few quarters. We will continue to manage our operations diligently and proactively maintain a healthy balance sheet so that our business is well-positioned to rebound quickly when the apparel demand environment normalizes.”

First Quarter Fiscal 2024 Compared to First Quarter Fiscal 2023

Net sales decreased to $138.8 million, from $179.5 million, primarily due to weak fiber demand for apparel driving a less favorable sales mix and lower average selling prices. The Company continues to experience sales volume declines as a result of inventory de-stocking and cautious ordering patterns by apparel brands and retailers. Such volume declines are accompanied by lower average selling prices, in part due to lower raw material costs.

Gross loss was $0.6 million compared to gross profit of $6.6 million. Americas Segment gross loss increased $2.5 million, primarily as a result of lower fiber sales volumes driving weaker productivity and cost absorption. Brazil Segment gross profit decreased $4.6 million due to selling price pressures from foreign imports, most of which are sourced from China where lower demand has led to lower pricing. The gross margin for the Asia Segment improved by 290 basis points due to a rich mix of REPREVE products, which led to comparatively flat gross profit for the Asia Segment.

Operating loss was $12.0 million compared to $4.7 million, following the decrease in gross profit. Net loss was $13.3 million compared to $7.8 million. EPS was ($0.73) and Adjusted EBITDA was ($4.8) million, compared to ($0.44) and $2.3 million, respectively.

Operating activities provided cash of $7.1 million compared to using ($5.9) million. Accordingly, diligent cost, working capital, and spend management allowed a reduction in Net Debt to $90.0 million on October 1, 2023 from $93.9 million on July 2, 2023.

Second Quarter Fiscal 2024 Outlook

UNIFI expects second quarter fiscal 2024 net sales, Adjusted EBITDA, and capital expenditures to be generally consistent with first quarter fiscal 2024 results, and the effective tax rate is expected to demonstrate continued volatility.

Ingle concluded, "While the pace of recovery across our business and the apparel industry has been slower than we anticipated, we are encouraged by the progress made with our beyond apparel strategic initiatives. The conversations we are having with customers are promising and we anticipate that calendar 2024 will bring an improved demand environment. As the leading global supplier of sustainable fibers, we remain optimistic about our long-term growth prospects, underscored by our team’s ability to drive innovation, grow the REPREVE brand, and increase market share."

First Quarter Fiscal 2024 Earnings Conference Call

UNIFI will provide additional commentary regarding its first quarter 2024 results and other developments during its earnings conference call on November 2, 2023, at 9:00 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 35 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	October 1, 2023	October 2, 2022
Net sales	$138,844	$179,519
Cost of sales	139,419	172,956
Gross (loss) profit	(575)	6,563
Selling, general and administrative expenses	11,609	11,773
(Benefit) provision for bad debts	(209)	174
Other operating expense (income), net	54	(689)
Operating loss	(12,029)	(4,695)
Interest income	(581)	(547)
Interest expense	2,485	1,247
Equity in earnings of unconsolidated affiliates	(200)	(295)
Loss before income taxes	(13,733)	(5,100)
(Benefit) provision for income taxes	(463)	2,734
Net loss	$(13,270)	$(7,834)

Net loss per common share:
Basic	$(0.73)	$(0.44)
Diluted	$(0.73)	$(0.44)

Weighted average common shares outstanding:
Basic	18,084	18,001
Diluted	18,084	18,001

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	October 1, 2023	July 2, 2023
ASSETS
Cash and cash equivalents	$51,515	$46,960
Receivables, net	78,706	83,725
Inventories	136,092	150,810
Income taxes receivable	1,592	238
Other current assets	9,419	12,327
Total current assets	277,324	294,060
Property, plant and equipment, net	212,634	218,521
Operating lease assets	7,576	7,791
Deferred income taxes	4,094	3,939
Other non-current assets	14,633	14,508
Total assets	$516,261	$538,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$37,064	$44,455
Income taxes payable	996	789
Current operating lease liabilities	1,885	1,813
Current portion of long-term debt	12,323	12,006
Other current liabilities	16,443	12,932
Total current liabilities	68,711	71,995
Long-term debt	128,890	128,604
Non-current operating lease liabilities	5,842	6,146
Deferred income taxes	2,999	3,364
Other long-term liabilities	4,790	5,100
Total liabilities	211,232	215,209

Commitments and contingencies

Common stock	1,808	1,808
Capital in excess of par value	69,130	68,901
Retained earnings	293,522	306,792
Accumulated other comprehensive loss	(59,431)	(53,891)
Total shareholders’ equity	305,029	323,610
Total liabilities and shareholders’ equity	$516,261	$538,819

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	October 1, 2023	October 2, 2022
Cash and cash equivalents at beginning of period	$46,960	$53,290
Operating activities:
Net loss	(13,270)	(7,834)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Equity in earnings of unconsolidated affiliates	(200)	(295)
Depreciation and amortization expense	7,026	6,740
Non-cash compensation expense	212	633
Deferred income taxes	(679)	(373)
Other, net	(62)	324
Changes in assets and liabilities	14,092	(5,087)
Net cash provided (used) by operating activities	7,119	(5,892)

Investing activities:
Capital expenditures	(2,937)	(11,198)
Other, net	457	(222)
Net cash used by investing activities	(2,480)	(11,420)

Financing activities:
Proceeds from long-term debt	31,100	67,949
Payments on long-term debt	(30,513)	(55,236)
Other, net	17	—
Net cash provided by financing activities	604	12,713

Effect of exchange rate changes on cash and cash equivalents	(688)	(1,491)
Net increase (decrease) in cash and cash equivalents	4,555	(6,090)
Cash and cash equivalents at end of period	$51,515	$47,200

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross (loss) profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	October 1, 2023	October 2, 2022
Americas	$81,573	$107,644
Brazil	29,909	38,879
Asia	27,362	32,996
Consolidated net sales	$138,844	$179,519

	For the Three Months Ended
	October 1, 2023	October 2, 2022
Americas	$(7,380)	$(4,869)
Brazil	2,167	6,787
Asia	4,638	4,645
Consolidated gross (loss) profit	$(575)	$6,563

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended
	October 1, 2023	October 2, 2022
Net loss	$(13,270)	$(7,834)
Interest expense, net	1,904	700
(Benefit) provision for income taxes	(463)	2,734
Depreciation and amortization expense (1)	6,988	6,697
EBITDA	(4,841)	2,297

Other adjustments (2)	—	—
Adjusted EBITDA	$(4,841)	$2,297

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
For the periods presented, there were no other adjustments necessary to reconcile Net loss to Adjusted EBITDA.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	October 1, 2023	July 2, 2023
Long-term debt	$128,890	$128,604
Current portion of long-term debt	12,323	12,006
Unamortized debt issuance costs	274	289
Debt principal	141,487	140,899
Less: cash and cash equivalents	51,515	46,960
Net Debt	$89,972	$93,939

Cash and cash equivalents

At October 1, 2023 and July 2, 2023, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
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Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
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Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
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Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
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Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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